U.S. SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2002

GENERAL CABLE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12983	06-1398235

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Tesseneer Drive
Highland Heights, Kentucky 41076

 (Address of principal executive offices, including zip code

(859) 572-8000

 Registrant’s telephone number,
including area code

Not Applicable

 (Former name or former address,
if changed since last report)

ITEM 5.  Other Events

     On October 11, 2002, the Company entered into a Fifth Amendment to its CreditAgreement of May 28, 1999, as amended, with JPMorgan Chase Bank, as Agent, and a syndicate of lenders. The Fifth Amendment is attached as Exhibit 10.53.

ITEM 7.  Exhibit Index

The following exhibit is filed herewith.

Number	Title

10.53	Fifth Amendment dated as of October 11, 2002 to the Credit Agreement dated as of May 28, 1999, as amended, with JPMorgan Chase Bank.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date:	October 15, 2002	By:	/s/ Robert J. Siverd Robert J. Siverd Executive Vice President, General Counsel and Secretary